SquareTwo Financial Reports Third Quarter 2014 Financial Results

DENVER, November 13, 2014 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter ended September 30, 2014.

“SquareTwo Financial performed as expected in the third quarter as we remained committed to our disciplined purchasing strategy,” said president and CEO Paul A. Larkins.  “Operationally, we focused on enhancing the scope of services we provide by continuing to evolve and strengthen our business model.”

For the quarter ended September 30, 2014:

•	Cash proceeds on purchased debt were $102.1 million, a 29.7% decrease from the $145.3 million in the third quarter of 2013.

•
Investment in purchased debt was $29.7 million, to purchase $342.1 million in face value of debt, compared to $73.7 million to purchase $665.1 million in face value of debt in the third quarter of 2013. The total investment in purchased debt was a $44.1 million decrease from the third quarter of 2013.

•	Revenue recognized on purchased debt, net was $57.0 million, a decrease of $27.3 million from the $84.3 million recognized in the third quarter of 2013.

•
Costs to collect on purchased debt including gross court costs were $44.4 million or 44.2% of collections for the quarter. This was an increase of 337 basis points from the third quarter of 2013. Costs to collect excluding court costs were $35.7 million or 35.5% of collections, which represented an increase of 197 basis points from the third quarter of 2013.

•	EBITDA was $1.4 million, compared to $15.4 million in the third quarter of 2013.

•	Net loss was $13.0 million, compared to net income of $1.4 million in the third quarter of 2013.

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Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $47.8 million, a 40.8% decrease from the $80.7 million in the third quarter of 2013.

The following table summarizes our results of operations for the quarter ended September 30, 2014:

Quarter Ended
September 30,
2014
Total revenues	$56,999
Total operating expenses	57,179
Operating loss	(180)
Total other expenses	11,129
Loss before income taxes	(11,309)
Income tax expense	(1,699)
Net loss	$(13,008)

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

Quarter Ended
September 30,
Adjusted EBITDA ($ in thousands)	2014
Voluntary, non-legal collections	$44,278
Legal collections	51,058
Other collections(1)	5,172
Sales, recourse & bankruptcy proceeds	1,593
Contribution of other business activities(2)	1,393
Total inflows	103,494

Purchased debt expense	31,643
Court costs, net	8,422
Other direct operating expense	4,061
Salaries, general and administrative expenses	11,315
Other(3)	468
Total outflows	55,909
Adjustments(4)	211
Adjusted EBITDA	$47,796

(1)	Other includes collections and court cost recoveries on commercial, student loan, and medical accounts.

(2)	Includes royalties on purchased debt and other revenue.

(3)	Represents certain other items consistent with our debt covenant calculation.

(4)
Consistent with the covenant calculations within our revolving credit facility, adjustments include the non-cash expense related to option grants of CA Holding’s equity granted to our employees, directors and branch office owners, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles Net Loss to Adjusted EBITDA:

Quarter Ended
September 30,
Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands)	2014
Net loss	$(13,008)
Interest expense	11,049
Interest income	(44)
Income tax expense	1,699
Depreciation and amortization	1,738
EBITDA	1,434
Adjustments related to purchased debt accounting
Proceeds applied to purchased debt principal(1)	44,820
Purchased debt valuation allowance charges(2)	1,331
Certain other or non-cash expenses
Stock option expense(3)	17
Other(4)	194
Adjusted EBITDA	$47,796

(1)	Cash proceeds applied to purchased debt principal rather than recorded as revenue.

(2)	Represents net non-cash valuation allowance charges on purchased debt.

(3)	Represents the non-cash expense related to option grants of CA Holding's equity granted to certain employees, directors and branch office owners.

(4)
Consistent with the covenant calculations within our revolving credit facility, other includes branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles net cash used in operating activities to Adjusted EBITDA:

Nine Months Ended
Reconciliation of Cash Flow from Operations to Adjusted EBITDA ($ in thousands)	September 30,
2014
Net cash used in operating activities	$(27,047)
Proceeds applied to purchased debt principal(1)	133,720
Interest expense to be paid in cash(2)	30,931
Interest income	(101)
Amortization of prepaid and other non-cash expenses	(3,252)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	18,333
Other operating assets and liabilities and deferred taxes(4)	(2,543)
Income tax expense	4,807
Other(5)	950
Adjusted EBITDA	$155,798

(1)	Cash proceeds applied to purchased debt principal are shown in the investing activities section of the condensed consolidated statements of cash flows.

(2)	Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.

(3)	Represents the change in restricted cash balances for the period due to the timing of payments on our lines of credit and semi-annual interest payments on our Senior Second Lien Notes.

(4)	The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

Additional Financial Information:

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In the quarter ended September 30, 2014, the Company recorded $1.3 million in net charges of non-cash valuation allowances on its purchased debt assets. Comparatively, the Company recorded $2.7 million in net reversals of non-cash valuation allowances on its purchased debt assets in the quarter ended September 30, 2013.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time / 10:30 AM Eastern time to discuss our third quarter 2014 results. Please download our Q3 2014 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial (877) 522-6079 for domestic access, and (706) 643-9734 for international access. Please reference Conference ID 25687608 for the call.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q as of September 30, 2014. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA and ERP.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and footnotes in our 10-Q as of September 30, 2014.